EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-72756 of Dynacq Healthcare, Inc. of our report dated November 21, 2008 with respect to the consolidated financial statements of Dynacq Healthcare, Inc. included in this Annual Report (Form 10-K) for the year ended August 31, 2008.

/s/ Killman, Murrell & Company, P.C.

Killman, Murrell & Company, P.C.

Houston, Texas

November 26, 2008